REGISTRATION RIGHTS AGREEMENT

Dated as of November 12, 2009

Among

Energy XXI Gulf Coast, Inc.,

The Guarantors

listed on the signature pages hereto,

and

the Purchasers listed on the signature page hereto

16% Second Lien Junior Secured Notes due 2014

i

ii

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement, dated as of November 12, 2009 (this “Agreement”), is entered into among Energy XXI Gulf Coast, Inc., a Delaware corporation (the “Company”), the guarantors listed on the signature pages hereto (the “Guarantors”), and the purchasers listed on the signature page hereto (the “Purchasers”).

This Agreement is entered into in connection with (i) the issuance by the Company of $278,000,000 in aggregate principal amount of newly issued Series A 16% Second Lien Junior Secured Notes due 2014 (the “Series A Notes”) in exchange for $347,500,000 in aggregate principal amount of the Company’s outstanding 10% Senior Notes due 2013, and (ii) the Note and Common Stock Purchase Agreement by and among the Company, the Guarantors and the Purchasers, dated September 18, 2009 (the “Purchase Agreement”), pursuant to which the Company issued and sold (x) $60,000,000 in aggregate principal amount of its Series B 16% Second Lien Junior Secured Notes due 2014 (the “Series B Notes” and together with the Series A Notes, the “Notes”) and (y) 13,224,720 shares of common stock of Parent.  The Notes were offered and sold in transactions exempt from the registration requirements of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder (collectively, the “Securities Act”) in private placements without being registered under the Securities Act in reliance upon Section 4(2) thereof and/or Regulation D thereunder.

The parties hereby agree as follows:

Section 1.  Definitions.

As used in this Agreement, the following terms shall have the following meanings:

“Action” shall have the meaning set forth in Section 7(c) hereof.

“Advice” shall have the meaning set forth in Section 5 hereof.

“Agreement” shall have the meaning set forth in the first introductory paragraph hereto.

“Applicable Period” shall have the meaning set forth in Section 2(b) hereof.

“Board of Directors” shall have the meaning set forth in Section 5 hereof.

“Business Day” shall mean a day that is not a Legal Holiday.

“Company” shall have the meaning set forth in the first introductory paragraph hereto.

“Commission” shall have the meaning set forth in the preamble hereof.

“Day” shall mean a calendar day.

“Damages Payment Date” shall have the meaning set forth in Section 4(b) hereof.

“Default Period” shall have the meaning set forth in Section 4(a) hereof.

“Delay Period” shall have the meaning set forth in Section 5 hereof.

“Effectiveness Period” shall have the meaning set forth in Section 3(b) hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Exchange Notes” shall have the meaning set forth in Section 2(a) hereof.

“Exchange Offer” shall have the meaning set forth in Section 2(a) hereof.

“Exchange Offer Registration Statement” shall have the meaning set forth in Section 2(a) hereof.

“Filing Date” shall have the meaning set forth in Section 3(a) hereof.

“Holder” shall mean any holder of a Registrable Note or Registrable Notes.

“Indenture” shall mean the Indenture, dated as of November 12, 2009, among the Company, the Guarantors and Wilmington Trust FSB, as trustee, pursuant to which the Notes are being issued, as amended or supplemented from time to time in accordance with the terms thereof.

“Inspectors” shall have the meaning set forth in Section 5(n) hereof.

“Issue Date” shall mean November 12, 2009, the date of original issuance of the Notes.

“Issuer” shall mean the Company and the Guarantors, such that the obligations of the Company and the Guarantors under this Agreement shall be joint and several obligations in every respect including but not limited to the obligations to pay any Liquidated Damages, other amounts and any indemnification and contribution obligations, in each case, as set forth in this Agreement, and shall also include such parties’ permitted successors and assigns.

“Legal Holiday” shall mean a Saturday, a Sunday or a day on which banking institutions in New York, New York are required by law, regulation or executive order to remain closed.

“Liquidated Damages” shall have the meaning set forth in Section 4(a) hereof.

“Losses” shall have the meaning set forth in Section 7(a) hereof.

“NASD” shall have the meaning set forth in Section 5(s) hereof.

“Notes” shall have the meaning set forth in the second introductory paragraph hereto.

“Participant” shall have the meaning set forth in Section 7(a) hereof.

“Participating Broker-Dealer” shall have the meaning set forth in Section 2(b) hereof.

“Person” shall mean an individual, corporation, partnership, joint venture association, joint stock company, trust, unincorporated limited liability company, government or any agency or political subdivision thereof or any other entity.

“Prospectus” shall mean the prospectus included in any Registration Statement (including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Purchase Agreement” shall have the meaning set forth in the second introductory paragraph hereto.

“Purchasers” shall have the meaning set forth in the first introductory paragraph hereto.

“Records” shall have the meaning set forth in Section 5(n) hereof.

“Registrable Notes” shall mean (x) each Note upon its original issuance and at all times subsequent thereto, and (y) each Exchange Note as to which Section 2(c)(4) hereof is applicable upon original issuance and at all times subsequent thereto, in each case until (i) a Registration Statement (other than, with respect to any Exchange Note as to which Section 2(c)(4) hereof is applicable, the Exchange Offer Registration Statement) covering such Note or Exchange Note has been declared effective by the Commission and such Note or Exchange Note, as the case may be, has been disposed of in accordance with such effective Registration Statement, (ii) such Note has been exchanged pursuant to the Exchange Offer for an Exchange Note or Exchange Notes that may be resold without restriction under state and federal securities laws, (iii) such Note or Exchange Note, as the case may be, ceases to be outstanding or (iv) such Note or Exchange Note has been sold in compliance with Rule 144.

“Registration Default” shall have the meaning set forth in Section 4(a) hereof.

“Registration Statement” shall mean any appropriate registration statement of the Issuer covering any of the Registrable Notes filed with the Commission under the Securities Act, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Requesting Participating Broker-Dealer” shall have the meaning set forth in Section 2(b) hereof.

“Rule 144” shall mean Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the Commission providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer of such securities being free of the registration and prospectus delivery requirements of the Securities Act.

“Rule 144A” shall mean Rule 144A promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144) or regulation hereafter adopted by the Commission.

“Rule 415” shall mean Rule 415 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

“Securities Act” shall have the meaning set forth in the preamble hereof.

“Series A Notes” shall have the meaning set forth in the second introductory paragraph hereto.

“Series B Notes” shall have the meaning set forth in the second introductory paragraph hereto.

“Shelf Filing Event” shall have the meaning set forth in Section 2(c) hereof.

“Shelf Registration” shall have the meaning set forth in Section 3(a) hereof.

“Shelf Registration Statement” shall mean a Registration Statement filed in connection with a Shelf Registration.

“TIA” shall mean the Trust Indenture Act of 1939, as amended.

“Trustee” shall mean the trustee under the Indenture and the trustee (if any) under any indenture governing the Exchange Notes.

“Underwritten registration or underwritten offering” shall mean a registration in which securities of the Issuer are sold to an underwriter for reoffering to the public.

Section 2. Exchange Offer.

(a)           To the extent not prohibited by any applicable law or applicable interpretation of the Commission, the Issuer shall (i) file within 90 days of the Issue Date a Registration Statement (the “Exchange Offer Registration Statement”) with the Commission on an appropriate registration form with respect to a registered offer (the “Exchange Offer”) to exchange any and all of the Registrable Notes for a like aggregate principal amount of notes (the “Exchange Notes”) that are identical in all material respects to the Notes (except that the Exchange Notes shall not contain terms with respect to transfer restrictions or Liquidated Damages upon a Registration Default) and (ii) use its reasonable best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 180 days after the Issue Date. Upon the Exchange Offer Registration Statement being declared effective by the Commission, the Issuer will: (i) use its reasonable best efforts to commence the Exchange Offer as soon as practicable after the Exchange Offer Registration Statement is declared effective, (ii) use its reasonable best efforts to keep the Exchange Offer open for not less than 30 days (or longer if required by applicable law) after the date notice of the Exchange Offer is mailed to Holders, and (iii) consummate the Exchange Offer within 40 days after the date on which the Exchange Offer Registration Statement is declared effective.

Each Holder that participates in the Exchange Offer will be required to represent to the Issuer in writing that (i) any Exchange Notes to be received by it will be acquired in the ordinary course of its business, (ii) it has no arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act or, if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (iii) if such Holder is not a broker-dealer, it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes, (iv) if such Holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Notes that were acquired as a result of market-making or other trading activities, it will comply with the applicable provisions of the Securities Act in connection with any resale of such Exchange Notes, (v) such Holder has full power and authority to transfer the Notes in exchange for the Exchange Notes and that the Issuer will acquire good and unencumbered title thereto free and clear of any liens, restrictions, charges or encumbrances and not subject to any adverse claims; and (vi) such Holder is not an “affiliate” (as defined in Rule 405 promulgated under the Securities Act) of the Issuer.

(b)           The Issuer and the Purchasers acknowledge that the staff of the Commission has taken the position that any broker-dealer that elects to exchange Notes that were acquired by such broker-dealer for its own account as a result of market-making or other trading activities for Exchange Notes in the Exchange Offer (a “Participating Broker-Dealer”) may be deemed to be an “underwriter” within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes (other than a resale of an unsold allotment resulting from the original offering of the Regulation S Notes).

The Issuer and the Purchasers also acknowledge that the staff of the Commission has taken the position that if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Notes, without naming the Participating Broker-Dealers or specifying the amount of Exchange Notes owned by them, such Prospectus may be delivered by Participating Broker-Dealers to satisfy their prospectus delivery obligations under the Securities Act in connection with resales of Exchange Notes for their own accounts, so long as the Prospectus otherwise meets the requirements of the Securities Act.

In light of the foregoing, if requested by a Participating Broker-Dealer (a “Requesting Participating Broker-Dealer”), the Issuer agrees to use its reasonable best efforts to keep the Exchange Offer Registration Statement continuously effective for a period not to exceed 120 days after the date on which the Exchange Registration Statement is declared effective, or such longer period if extended pursuant to the last paragraph of Section 5 hereof (such period, the “Applicable Period”), or such earlier date as all Requesting Participating Broker-Dealers shall have notified the Issuer in writing that such Requesting Participating Broker-Dealers have resold all Exchange Notes acquired in the Exchange Offer. The Issuer shall include a plan of distribution in such Exchange Offer Registration Statement that meets the requirements set forth in the preceding paragraph.

For each Note surrendered in the Exchange Offer, the Holder will receive an Exchange Note having a principal amount equal to that of the surrendered Note. Interest on each Exchange Note issued pursuant to the Exchange Offer will accrue from the last interest payment date on which interest was paid on the Notes surrendered in exchange therefor or, if no interest has been paid on the Notes, from the Issue Date.

Upon consummation of the Exchange Offer in accordance with this Section 2, the Issuer shall have no further registration obligations other than the Issuer’s continuing registration obligations with respect to (i) Exchange Notes held by Participating Broker-Dealers and (ii) Notes or Exchange Notes as to which clause (c)(3) of this Section 2 applies.

In connection with the Exchange Offer, the Issuer shall:

(1)           mail or cause to be mailed to each Holder entitled to participate in the Exchange Offer a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

(2)           utilize the services of a depositary for the Exchange Offer with an address in the Borough of Manhattan, The City of New York;

(3)           permit Holders to withdraw tendered Notes at any time prior to the close of business, New York time, on the last Business Day on which the Exchange Offer shall remain open; and

(4)           otherwise comply in all material respects with all applicable laws, rules and regulations.

As soon as practicable after the close of the Exchange Offer, if any, the Issuer shall:

(1)           accept for exchange all Notes validly tendered and not validly withdrawn by the Holders pursuant to the Exchange Offer, if any;

(2)           deliver or cause to be delivered to the Trustee for cancellation all Notes so accepted for exchange; and

(3)           cause the Trustee to authenticate and deliver promptly to each such Holder of Notes or Exchange Notes, as the case may be, equal in principal amount to the Registrable Notes of such Holder so accepted for exchange.

The Exchange Offer shall not be subject to any conditions, other than that (i) the Exchange Offer does not violate applicable law or any applicable interpretation of the staff of the Commission, (ii) no action or proceeding shall have been instituted or threatened in any court or by any governmental agency which might materially impair the ability of the Issuer to proceed with the Exchange Offer, and no material adverse development shall have occurred in any existing action or proceeding with respect to the Issuer and (iii) all governmental approvals shall have been obtained, which approvals the Issuer deems necessary for the consummation of the Exchange Offer.

The Exchange Notes shall be issued under (i) the Indenture or (ii) an indenture identical in all material respects to the Indenture (in either case, with such changes as are necessary to comply with any requirements of the Commission to effect or maintain the qualification thereof under the TIA) and which, in either case, has been qualified under the TIA and shall provide that the Exchange Notes shall not be subject to the transfer restrictions set forth in the Indenture. The Indenture or such indenture shall provide that the Exchange Notes and the Notes shall vote and consent together on all matters as one class and that neither the Exchange Notes nor the Notes will have the right to vote or consent as a separate class on any matter.

(c)           In the event that:

(1)           any changes in law or the applicable interpretations of the staff of the Commission do not permit the Issuer to effect the Exchange Offer;

(2)           for any reason the Exchange Offer is not consummated within 310 days of the Issue Date;

(3)           a Holder notifies the Company following consummation of the Exchange Offer that Notes held by it are not eligible to be exchanged for Exchange Notes in the Exchange Offer; or

(4)           any Holder is prohibited by law or the applicable interpretations of the staff of the Commission from participating in the Exchange Offer or does not receive Exchange Notes on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such holder as an affiliate of the Issuer within the meaning of the Securities Act).

(each such event referred to in clauses (1) through (4) of this sentence, a “Shelf Filing Event”), then the Issuer shall undertake a Shelf Registration pursuant to Section 3 hereof; provided, however, that the filing of a Shelf Registration Statement as a result of a Shelf Filing Event pursuant to clause (2) of this sentence shall not affect the Issuer’s obligation to consummate the Exchange Offer as promptly as practicable.

Section 3. Shelf Registration.

If at any time a Shelf Filing Event shall occur, then:

(a)           The Issuer shall file promptly with the Commission a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Notes not exchanged in the Exchange Offer and Exchange Notes as to which Section 2(c) is applicable (the “Shelf Registration”). The Issuer shall use its reasonable best efforts to file with the Commission the Shelf Registration as promptly as practicable but in any event within 30 days of notice of the Shelf Filing Event (the “Filing Date”). The Shelf Registration shall be on Form S-3 or another appropriate form permitting registration of such Registrable Notes for resale by Holders in the manner or manners designated by them (including, without limitation, one or more underwritten offerings). The Issuer shall not permit any securities other than the Registrable Notes to be included in the Shelf Registration.

(b)           The Issuer shall use its reasonable best efforts:

(1)           in the case of Section 2(c)(1) above, to cause the Shelf Registration Statement to be declared effective under the Securities Act on or prior to the 180th day after the Issue Date;

(2)           in the case of Sections 2(c)(2), (3) or  (4) above, to cause the Shelf Registration Statement to be declared effective under the Securities Act on or prior to the 90th day after the date on which the Shelf Registration Statement is required to be filed; and

(3)           to keep the Shelf Registration Statement effective until the earliest of (A) the time when the Notes covered by the Shelf Registration Statement can be sold pursuant to Rule 144 without any information under clause (c), (e), (f) and (h) of Rule 144, (B) one year from the Issue Date and (c) the date on which all Notes registered thereunder are disposed of in accordance therewith subject to extension pursuant to the penultimate paragraph of Section 5 hereof (the “Effectiveness Period”); provided, however, that (i) the Effectiveness Period in respect of the Shelf Registration shall be extended to the extent required to permit dealers to comply with the applicable prospectus delivery requirements of Rule 174 under the Securities Act and as otherwise provided herein and (ii) the Issuer may suspend the effectiveness of the Shelf Registration Statement by written notice to the Holders solely as a result of the filing of a post-effective amendment to the Shelf Registration Statement to incorporate annual audited financial information with respect to the Issuer where such post-effective amendment is not yet effective and needs to be declared effective to permit Holders to use the related Prospectus, provided that the Effectiveness Period in respect of the Shelf Registration shall be extended by such number of days for which effectiveness is suspended under this clause (ii).

(c)           Supplements and Amendments. The Issuer agrees to supplement or make amendments to the Shelf Registration Statement as and when required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration Statement or by the Securities Act or rules and regulations thereunder for shelf registration, or if reasonably requested by the Holders of a majority in aggregate principal amount of the Registrable Notes covered by such Registration Statement or by any underwriter of such Registrable Notes.

Section 4. Liquidated Damages and Specific Performance.

(a)           The Issuer and the Purchasers agree that the Holders will suffer damages if the Issuer fails to fulfill its obligations under Section 2 or Section 3 hereof and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, the Issuer agrees that, in addition to the remedies set forth in Section 4(c) hereof, if:

(1)           the Issuers fail to file the Exchange Offer Registration Statement with the Commission on or prior to the 90th day after the Issue Date,

(2)           the Exchange Offer Registration Statement is not declared effective on or prior to the 180th day following the Issue Date or, if that day is not a Business Day, the next day that is a Business Day;

(3)           the Exchange Offer is not consummated on or prior to the 40th day following the date on which the Exchange Offer Registration Statement is declared effective;

(4)           a Shelf Registration Statement required to be filed pursuant to Section 2(c)(ii), (iii) or (iv) is not filed on or prior to the 90th day following the Shelf Filing Event, or, if that day is not a Business Day, the next day that is a Business Day;

(5)           a Shelf Registration Statement that is either (x) required to be filed pursuant to Section 2(c)(i) is not declared effective by the 180th day after the Filing Date (or if such day is not a Business Day, the next day that is a Business Day), or (y) required to be filed pursuant to Section 2(c)(ii), (iii) or (iv) is not declared effective by the 90th day after the Filing Date (or, if such day is not a Business Day, the next day that is a Business Day) or (z) in the case of (x) or (y) of this clause is declared effective by such date but thereafter ceases to be effective or usable, except if the Shelf Registration ceases to be effective or usable as specifically permitted by the penultimate paragraph of Section 5 hereof in respect of Delay Periods, as defined in such paragraph; or

(6)           the Shelf Registration Statement does not remain continuously effective for the Effectiveness Period (save and except for any Delay Periods)

(each such event referred to in clauses (i) through (vi) a “Registration Default”), liquidated damages in the form of additional cash interest (“Liquidated Damages”) will accrue on the affected Notes and the affected Exchange Notes, as applicable. The rate of Liquidated Damages will be 0.5% per annum for the first 60-day period immediately following the occurrence of a Registration Default, increasing by an additional 0.5% per annum with respect to each subsequent 60-day period up to a maximum amount of additional interest of 1.50% per annum, during the period (the “Default Period”) from and including the date on which any such Registration Default shall occur to, but excluding, the earlier of (1) the date on which all Registration Defaults have been cured or (2) the date on which all the Notes and Exchange Notes otherwise become freely transferable by Holders other than affiliates of the Issuer without further registration under the Securities Act; provided that if, after the Liquidated Damages cease to be payable in accordance with clause (2) above as a result of the Notes and Exchange Notes becoming freely transferable, the Notes or Exchange Notes cease to be freely transferable by such Holders for any reason, Liquidated Damages shall immediately become payable again, subject to a new Default Period beginning from and including the day on which the Notes or Exchange Notes became subject to such restrictions and continuing until the occurrence of either (1) or (2) above.

Notwithstanding the foregoing, (1) the amount of Liquidated Damages payable shall not increase more than by the foregoing rates because more than one Registration Default has occurred and is pending and (2) a Holder of Notes or Exchange Notes who is not entitled to the benefits of the Shelf Registration Statement (i.e., such Holder has not elected to include information) shall not be entitled to Liquidated Damages with respect to a Registration Default that pertains to the Shelf Registration Statement.

(b)           So long as Notes remain outstanding, the Issuer shall notify the Trustee within five Business Days after each and every date on which an event occurs in respect of which Liquidated Damages is required to be paid. Any amounts of Liquidated Damages due pursuant to clauses (a)(1), (a)(2) or (a)(3) of this Section 4 will be payable in cash semi-annually on each June 1 and December 1 (each a “Damages Payment Date”), commencing with the first such date occurring after any such Liquidated Damages commence to accrue, to Holders to whom regular interest is payable on such Damages Payment Date with respect to Notes that are Registrable Securities. The amount of Liquidated Damages for Registrable Notes will be determined by multiplying the applicable rate of Liquidated Damages by the aggregate principal amount of all such Registrable Notes outstanding on the Damages Payment Date following such Registration Default in the case of the first such payment of Liquidated Damages with respect to a Registration Default (and thereafter at the next succeeding Damages Payment Date until the cure of such Registration Default), multiplied by a fraction, the numerator of which is the number of days such Liquidated Damages rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed), and the denominator of which is 360.

(c)           Notwithstanding the foregoing, in the event a Registration Default by the Issuer pursuant to Section 4(a)(1), 4(a)(2) or 4(a)(3) above continues uncured for twenty (20) days, any Purchaser shall, immediately upon the expiration of such 20 day cure period, be entitled to equitable relief of specific performance to compel the Issuer to comply with its registration obligations under Sections 2 and 3 hereof and cure such Registration Default, without posting any bond and without proving that monetary damages would be inadequate.

Section 5.  Registration Procedures.

In connection with the filing of any Registration Statement pursuant to Section 2 or 3 hereof, the Issuer shall effect such registrations to permit the sale of the securities covered thereby in accordance with the intended method or methods of disposition thereof, and pursuant thereto and in connection with any Registration Statement filed by the Issuer hereunder, the Issuer shall:

(a)           Prepare and file with the Commission the Registration Statement or Registration Statements prescribed by Section 2 or 3 hereof, and use its reasonable best efforts to cause each such Registration Statement to become effective and remain effective as provided herein; provided, however, that if (1) such filing is pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period relating thereto, before filing any Registration Statement or Prospectus or any amendments or supplements thereto, the Issuer shall furnish to and afford the Holders of the Registrable Notes covered by such Registration Statement or each such Participating Broker-Dealer, as the case may be, its counsel (if such counsel is known to the Issuer) and the managing underwriters, if any, a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed (in each case at least five Business Days prior to such filing or such later date as is reasonable under the circumstances). The Issuer shall not file any Registration Statement or Prospectus or any amendments or supplements thereto if the Holders of a majority in aggregate principal amount of the Registrable Notes covered by such Registration Statement, or any such Participating Broker-Dealer, as the case may be, its counsel, or the managing underwriters, if any, shall reasonably object on a timely basis.

(b)           Prepare and file with the Commission such amendments and post-effective amendments to each Shelf Registration Statement or Exchange Offer Registration Statement, as the case may be, as may be necessary to keep such Registration Statement continuously effective for the Effectiveness Period or the Applicable Period, as the case may be, subject to any Delay Periods; cause the related Prospectus to be supplemented by any Prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; and comply with the provisions of the Securities Act and the Exchange Act applicable to it with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented and with respect to the subsequent resale of any securities being sold by a Participating Broker-Dealer covered by any such Prospectus, in each case, in accordance with the intended methods of distribution set forth in such Registration Statement or Prospectus, as so amended.

(c)           If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period relating thereto from whom the Issuer has received written notice that such Broker-Dealer will be a Participating Broker-Dealer in the applicable Exchange Offer, notify the selling Holders of Registrable Notes, or each such Participating Broker-Dealer, as the case may be, their counsel and the managing underwriters, if any, as promptly as possible, and, if requested by any such Person, confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective under the Securities Act (including in such notice a written statement that any Holder may, upon request, obtain, at the sole expense of the Issuer, one conformed copy of such Registration Statement or post-effective amendment including financial statements and schedules, documents incorporated or deemed to be incorporated by reference and exhibits), (ii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation of any proceedings for that purpose, (iii) if at any time when a Prospectus is required by the Securities Act to be delivered in connection with sales of the Registrable Notes or resales of Exchange Notes by Participating Broker-Dealers the representations and warranties of the Issuer contained in any agreement (including any underwriting agreement) contemplated by Section 5(m)(i) hereof cease to be true and correct in all material respects, (iv) of the receipt by the Issuer of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Notes or the Exchange Notes for offer or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, (v) of the happening of any event, the existence of any condition or any information becoming known to the Issuer that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in or amendments or supplements to such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (vi) of the Issuer’s determination that a post-effective amendment to a Registration Statement would be appropriate.

(d)           If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, use its reasonable best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Notes or the Exchange Notes, as the case may be, for sale in any jurisdiction, and, if any such order is issued, to use its reasonable best efforts to obtain the withdrawal of any such order at the earliest practicable moment.

(e)           If (1) a Shelf Registration is filed pursuant to Section 3 hereof or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period and if reasonably requested by the managing underwriter or underwriters (if any), the Holders of a majority in aggregate principal amount of the Registrable Notes covered by such Registration Statement or any Participating Broker-Dealer, as the case may be, (i) promptly incorporate in such Registration Statement or Prospectus a prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters (if any), such Holders or any Participating Broker-Dealer, as the case may be (based upon advice of counsel), determine is reasonably necessary to be included therein and (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after the Issuer has received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment; provided, however, that the Issuer shall not be required to take any action hereunder that would, in the written opinion of counsel to the Issuer, violate applicable laws.

(f)           If (1) a Shelf Registration is filed pursuant to Section 3 hereof or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, furnish to each selling Holder of Registrable Notes or each such Participating Broker-Dealer, as the case may be, who so requests, its counsel and each managing underwriter, if any, at the sole expense of the Issuer, one conformed copy of the Registration Statement or Registration Statements and each post-effective amendment thereto, including financial statements and schedules, and, if requested, all documents incorporated or deemed to be incorporated therein by reference and all exhibits.

(g)           If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, deliver to each selling Holder of Registrable Notes or each such Participating Broker-Dealer, as the case may be, its respective counsel, and the underwriters, if any, at the sole expense of the Issuer, as many copies of the Prospectus or Prospectuses (including each form of preliminary prospectus) and each amendment or supplement thereto and any documents incorporated by reference therein as such Persons may reasonably request; and, subject to the last paragraph of this Section 5, the Issuer hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders of Registrable Notes or each such Participating Broker-Dealer, as the case may be, and the underwriters or agents, if any, and dealers (if any), in connection with the offering and sale of the Registrable Notes covered by, or the sale by Participating Broker-Dealers of the Exchange Notes pursuant to, such Prospectus and any amendment or supplement thereto.

(h)           Prior to any public offering of Registrable Notes or Exchange Notes or any delivery of a Prospectus contained in the Exchange Offer Registration Statement by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, use its reasonable best efforts to register or qualify, and to cooperate with the selling Holders of Registrable Notes or each such Participating Broker-Dealer, as the case may be, the managing underwriter or underwriters, if any, and its respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Notes or Exchange Notes, as the case may be, for offer and sale under the securities or state “blue sky” laws of such jurisdictions within the United States as any selling Holder, Participating Broker-Dealer, or the managing underwriter or underwriters reasonably request; provided, however, that where Exchange Notes or Registrable Notes are offered other than through an underwritten offering, the Issuer agrees to use its reasonable best efforts to cause the Issuer’s counsel to perform Blue Sky investigations and file registrations and qualifications required to be filed pursuant to this Section 5(h); keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of such Exchange Notes or Registrable Notes covered by the applicable Registration Statement; provided, however, that the Issuer shall not be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified, (B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or (C) subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

(i)           If a Shelf Registration is filed pursuant to Section 3 hereof, cooperate with the selling Holders of Registrable Notes and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Notes to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company and enable such Registrable Notes to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or selling Holders may request at least five Business Days prior to any sale of such Registrable Notes or Exchange Notes.

(j)           Use its reasonable best efforts to cause the Registrable Notes or Exchange Notes covered by any Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be reasonably necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Notes or Exchange Notes, except as may be required solely as a consequence of the nature of such selling Holder’s business, in which case the Issuer will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals.

(k)           If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, upon the occurrence of any event contemplated by Section 5(c)(v) or 5(c)(vi) hereof, as promptly as practicable prepare and (subject to Section 5(a) and the penultimate paragraph of this Section 5) file with the Commission, at the sole expense of the Issuer, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Notes being sold thereunder or to the purchasers of the Exchange Notes to whom such Prospectus will be delivered by a Participating Broker-Dealer, any such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(l)           Prior to the effective date of the first Registration Statement relating to the Registrable Notes, (i) provide the Trustee with certificates for the Registrable Notes in a form eligible for deposit with The Depository Trust Company and (ii) provide CUSIP numbers for the Registrable Notes.

(m)           In connection with any underwritten offering of Registrable Notes pursuant to a Shelf Registration, enter into an underwriting agreement as is customary in underwritten offerings of debt securities similar to the Notes and take all such other actions as are reasonably requested by the managing underwriter or underwriters in order to expedite or facilitate the registration or the disposition of such Registrable Notes and, in such connection, (i) make such representations and warranties to, and covenants with, the underwriters with respect to the business of the Issuer and its subsidiaries, as then conducted (including any acquired business, properties or entity, if applicable), and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten offerings of debt securities similar to the Notes, and confirm the same in writing if and when requested; (ii) use its reasonable best efforts to obtain the written opinions of counsel to the Issuer and written updates thereof in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters, addressed to the underwriters covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by the managing underwriter or underwriters; (iii) use its reasonable best efforts to obtain “cold comfort” letters and updates thereof in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters from the independent certified public accountants of the Issuer (and, if necessary, any other independent certified public accountants of any subsidiary of the Issuer or of any business acquired by the Issuer for which financial statements and financial data are, or are required to be, included or incorporated by reference in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings; and (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable than those set forth in Section 7 hereof (or such other provisions and procedures acceptable to Holders of a majority in aggregate principal amount of Registrable Notes covered by such Registration Statement and the managing underwriter or underwriters or agents) with respect to all parties to be indemnified pursuant to said Section; provided that the Issuer shall not be required to provide indemnification to any underwriter selected in accordance with the provisions of Section 9 hereof with respect to information relating to such underwriter furnished in writing to the Issuer by or on behalf of such underwriter expressly for inclusion in such Registration Statement. The above shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder.

(n)           If (1) a Shelf Registration is filed pursuant to Section 3 hereof or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, make available for inspection by any selling Holder of such Registrable Notes being sold or each such Participating Broker-Dealer, as the case may be, any underwriter participating in any such disposition of Registrable Notes, if any, and any attorney, accountant or other agent retained by any such selling Holder or each such Participating Broker-Dealer, as the case may be, or underwriter (collectively, the “Inspectors”), at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and instruments of the Issuer and its subsidiaries (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Issuer and its subsidiaries to supply all information reasonably requested by any such Inspector in connection with such Registration Statement and Prospectus. Each Inspector shall agree in writing that it will keep the Records confidential and that it will not disclose, or use in connection with any market transactions in violation of any applicable securities laws, any Records that the Issuer determines, in good faith, to be confidential and that it notifies the Inspectors in writing are confidential unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Registration Statement or Prospectus, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (iii) disclosure of such information is necessary or advisable in the opinion of counsel for an Inspector in connection with any action, claim, suit or proceeding, directly or indirectly, involving or potentially involving such Inspector and arising out of, based upon, relating to, or involving this Agreement or the Purchase Agreement, or any transactions contemplated hereby or thereby or arising hereunder or thereunder, or (iv) the information in such Records has been made generally available to the public; provided, however, that (i) each Inspector shall agree to use reasonable best efforts to provide notice to the Issuer of the potential disclosure of any information by such Inspector pursuant to clause (i), (ii) or (iii) of this sentence to permit the Issuer to obtain a protective order (or waive the provisions of this paragraph (n)) and (ii) each such Inspector shall take such actions as are reasonably necessary to protect the confidentiality of such information (if practicable) to the extent such action is otherwise not inconsistent with, an impairment of or in derogation of the rights and interests of the Holder or any Inspector.

(o)           Provide an indenture trustee for the Registrable Notes or the Exchange Notes, as the case may be, and cause the Indenture or the trust indenture provided for in Section 2(a) hereof to be qualified under the TIA not later than the effective date of the Exchange Offer or the first Registration Statement relating to the Registrable Notes; and in connection therewith, cooperate with the trustee under any such indenture and the Holders of the Registrable Notes or Exchange Notes, as applicable, to effect such changes to such indenture as may be required for such indenture to be so qualified in accordance with the terms of the TIA; and execute, and use its reasonable best efforts to cause such trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the Commission to enable such indenture to be so qualified in a timely manner.

(p)           Comply with all applicable rules and regulations of the Commission and make generally available to the Issuer’s security holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Notes or Exchange Notes are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Issuer after the effective date of a Registration Statement, which statements shall cover said 12-month periods consistent with the requirements of Rule 158.

(q)           If the Exchange Offer is to be consummated, upon delivery of the Registrable Notes by Holders to the Issuer (or to such other Person as directed by the Issuer) in exchange for the Exchange Notes, mark, or cause to be marked, on such Registrable Notes that such Registrable Notes are being cancelled in exchange for the Exchange Notes; provided that in no event shall such Registrable Notes be marked as paid or otherwise satisfied.

(r)           Cooperate with each seller of Registrable Notes covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Notes and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the “NASD”).

(s)           Use its reasonable best efforts to take all other steps reasonably necessary or advisable to effect the registration of the Exchange Notes and/or Registrable Notes covered by a Registration Statement contemplated hereby.

The Issuer may require each seller of Registrable Notes or Exchange Notes as to which any registration is being effected to furnish to the Issuer such information regarding such seller and the distribution of such Registrable Notes or Exchange Notes as the Issuer may, from time to time, reasonably request. The Issuer may exclude from such registration the Registrable Notes of any seller so long as such seller fails to furnish such information within a reasonable time after receiving such request and in the event of such an exclusion, the Issuer shall have no further obligation under this Agreement (including, without limitation, the obligations under Section 4) with respect to such seller or any subsequent Holder of such Registrable Notes. Each seller as to which any Shelf Registration is being effected agrees to furnish promptly to the Issuer all information required to be disclosed in order to make any information previously furnished to the Issuer by such seller not materially misleading.

If any such Registration Statement refers to any Holder by name or otherwise as the holder of any securities of the Issuer, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance reasonably satisfactory to such Holder, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Issuer, or (ii) in the event that such reference to such Holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such Holder in any amendment or supplement to the applicable Registration Statement filed or prepared subsequent to the time that such reference ceases to be required.

Each Holder of Registrable Notes and each Participating Broker-Dealer agrees by acquisition of such Registrable Notes or Exchange Notes that, upon actual receipt of any notice from the Issuer (x) of the happening of any event of the kind described in Section 5(c)(ii), 5(c)(iii), 5(c)(iv), or 5(c)(v) hereof, or (y) that the Board of Directors of the Issuer (the “Board of Directors”) has resolved that the Issuer has a bona fide business purpose for doing so, then the Issuer may delay the filing or the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement (if not then filed or effective, as applicable) and shall not be required to maintain the effectiveness thereof or amend or supplement the Exchange Offer Registration Statement or the Shelf Registration, in all cases, for a period (a “Delay Period”) expiring upon the earlier to occur of (i) in the case of the immediately preceding clause (x), such Holder’s or Participating Broker-Dealer’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(k) hereof or until it is advised in writing (the “Advice”) by the Issuer that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto or (ii) in the case of the immediately preceding clause (y), the date which is the earlier of (A) the date on which such business purpose ceases to interfere with the Issuer’s obligations to file or maintain the effectiveness of any such Registration Statement pursuant to this Agreement or (B) 60 days after the Issuer notifies the Holders of such good faith determination. There shall not be more than 60 days of Delay Periods during any 12-month period. Each of the Effectiveness Period and the Applicable Period, if applicable, shall be extended by the number of days during any Delay Period.

In the event of any Delay Period pursuant to clause (y) of the preceding paragraph, notice shall be given as soon as practicable after the Board of Directors makes such a determination of the need for a Delay Period and shall state, to the extent practicable, an estimate of the duration of such Delay Period and shall advise the recipient thereof of the agreement of such Holder provided in the next succeeding sentence. Each Holder, by his acceptance of any Registrable Note, agrees that during any Delay Period, each Holder will discontinue disposition of such Notes or Exchange Notes covered by such Registration Statement or Prospectus or Exchange Notes to be sold by such Holder or Participating Broker-Dealer, as the case may be.

Section 6.  Registration Expenses.

All fees and expenses incident to the performance of or compliance with this Agreement by the Issuer (other than any underwriting discounts or commissions and transfer taxes) shall be borne by the Issuer, whether or not the Exchange Offer Registration Statement or the Shelf Registration is filed or becomes effective or the Exchange Offer is consummated, including, without limitation, (i) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with the NASD in connection with an underwritten offering and (B) fees and expenses of compliance with state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of counsel in connection with Blue Sky qualifications of the Registrable Notes or Exchange Notes and determination of the eligibility of the Registrable Notes or Exchange Notes for investment under the laws of such jurisdictions (x) where the holders of Registrable Notes are located, in the case of an Exchange Offer, or (y) as provided in Section 5(h) hereof, in the case of a Shelf Registration or in the case of Exchange Notes to be sold by a Participating Broker-Dealer during the Applicable Period)), (ii) printing expenses, including, without limitation, expenses of printing certificates for Registrable Notes or Exchange Notes in a form eligible for deposit with The Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by the managing underwriter or underwriters, if any, or by the Holders of a majority in aggregate principal amount of the Registrable Notes included in any Registration Statement or in respect of Exchange Notes to be sold by any Participating Broker-Dealer during the Applicable Period, as the case may be, (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Issuer and reasonable fees and disbursements of one special counsel for all of the sellers of Registrable Notes (which shall be reasonably acceptable to the Issuer) (exclusive of any counsel retained pursuant to Section 7 hereof), (v) fees and disbursements of all independent certified public accountants referred to in Section 5(m)(iii) hereof (including, without limitation, the expenses of any special audit and “cold comfort” letters required by or incident to such performance), (vi) Securities Act liability insurance, if the Issuer desires such insurance, (vii) fees and expenses of all other Persons retained by the Issuer, (viii) internal expenses of the Issuer (including, without limitation, all salaries and expenses of officers and employees of the Issuer performing legal or accounting duties), (ix) the expense of any annual audit, (x) the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange, and the obtaining of a rating of the securities, in each case, if applicable, and (xi) the expenses relating to printing, word processing and distributing all Registration Statements, underwriting agreements, indentures and any other documents necessary in order to comply with this Agreement. Notwithstanding the foregoing or anything to the contrary, each Holder shall pay all underwriting discounts and commissions of any underwriters with respect to any Registrable Notes sold by or on behalf of it.

Section 7.  Indemnification.

(a)           The Issuer agrees to indemnify and hold harmless, to the extent permitted by law, each Holder of Registrable Notes and each Participating Broker-Dealer selling Exchange Notes during the Applicable Period, each Person, if any, who controls any such Person within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, the agents, employees, officers and directors of each Holder and each such Participating Broker-Dealer and the agents, employees, officers and directors of any such controlling Person (each, a “Participant”) from and against any and all losses, liabilities, claims, damages and expenses (including, but not limited to, reasonable attorneys’ fees and any and all reasonable out-of-pocket expenses actually incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all reasonable amounts paid in settlement of any claim or litigation (in the manner set forth in clause (c) below)) (collectively, “Losses”) to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) or Prospectus (as amended or supplemented if the Issuer shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by, arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus, in the light of the circumstances under which they were made, not misleading, provided that (i) the foregoing indemnity shall not be available to any Participant insofar as such Losses are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to such Participant furnished to the Issuer in writing by or on behalf of such Participant expressly for use therein, and (ii) that the foregoing indemnity with respect to any Prospectus shall not inure to the benefit of any Participant from whom the Person asserting such Losses purchased Registrable Notes if (x) it is established in the related proceeding that such Participant failed to send or give a copy of the Prospectus (as amended or supplemented if such amendment or supplement was furnished to such Participant prior to the written confirmation of such sale) to such Person with or prior to the written confirmation of such sale, if required by applicable law, and (y) the untrue statement or omission or alleged untrue statement or omission was completely corrected in the Prospectus (as amended or supplemented if amended or supplemented as aforesaid) and such Prospectus does not contain any other untrue statement or omission or alleged untrue statement or omission that was the subject matter of the related proceeding. This indemnity agreement will be in addition to any liability that the Issuer may otherwise have, including, but not limited to, liability under this Agreement.

(b)           Each Participant agrees, severally and not jointly, to indemnify and hold harmless (in the same manner and to the same extent set forth in subsection 7(a))the Issuer, each Person, if any, who controls the Issuer within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, and each of its agents, employees, officers and directors and the agents, employees, officers and directors of any such controlling Person from and against any Losses to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) or Prospectus (as amended or supplemented if the Issuer shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by, arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such Loss arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information relating to such Participant furnished in writing to the Issuer by or on behalf of such Participant expressly for use therein.

(c)           Promptly after receipt by an indemnified party under subsection 7(a) or 7(b) above of notice of the commencement of any action, suit or proceeding (collectively, an “action”), such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement of such action (but the failure so to notify an indemnifying party shall not relieve such indemnifying party from any liability that it may have under this Section 7 except to the extent that it has been prejudiced in any material respect by such failure). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement of such action, the indemnifying party will be entitled to participate in such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense of such action with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such action, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) the named parties to such action (including any impleaded parties) include such indemnified party and the indemnifying party or parties (or such indemnifying parties have assumed the defense of such action), and such indemnified party or parties shall have reasonably concluded, that counsel selected by the indemnifying party has a conflict of interest in representing both the indemnifying party and the indemnified party (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such reasonable fees and expenses of counsel shall be borne by the indemnifying parties. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (together with appropriate local counsel) at any time for all indemnified parties in connection with any one action or separate but substantially similar or related actions arising in the same jurisdiction out of the same general allegations or circumstances. Any such separate firm for the Participants shall be designated in writing by Participants who sold a majority in interest of Registrable Notes sold by all such Participants and shall be reasonably acceptable to the Issuer and any such separate firm for the Issuer, its affiliates, officers, directors, representatives, employees and agents and such control Person of the Issuer shall be designated in writing by the Issuer and shall be reasonable acceptable to the Holders. An indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent, which consent may not be unreasonably withheld. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)           In order to provide for contribution in circumstances in which the indemnification provided for in this Section 7 is for any reason held to be unavailable from the indemnifying party, or is insufficient to hold harmless a party indemnified under this Section 7, each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such aggregate Losses (i) in such proportion as is appropriate to reflect the relative benefits received by each indemnifying party, on the one hand, and each indemnified party, on the other hand, from the sale of the Notes to the Purchasers or the resale of the Registrable Notes by such Holder, as applicable, or (ii) if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each indemnified party, on the one hand, and each indemnifying party, on the other hand, in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations.  The relative benefits received by the Issuer, on the one hand, and each Participant, on the other hand, shall, with respect to the Series B Notes, be deemed to be in the same proportion as (x) the total proceeds from the sale of the Notes to the Purchasers (net of discounts and commissions but before deducting expenses) received by the Issuer are to (y) the total net profit received by such Participant in connection with the sale of the Registrable Notes.  The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or such Participant and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission.

(e)           The parties agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to above. Notwithstanding the provisions of this Section 7, (i) in no case shall any Participant be required to contribute any amount in excess of the amount by which the net profit received by such Participant in connection with the sale of the Registrable Notes exceeds the amount of any damages that such Participant has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made against another party or parties under this Section 7, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 7 or otherwise, except to the extent that it has been prejudiced in any material respect by such failure; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under this Section 7 for purposes of indemnification. Anything in this section to the contrary notwithstanding, no party shall be liable for contribution with respect to any action or claim settled without its written consent, provided, however, that such written consent was not unreasonably withheld.

Section 8.  Rules 144 and 144A.

The Issuer covenants that it will file the reports required, if any, to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder in a timely manner in accordance with the requirements of the Securities Act and the Exchange Act and, if at any time the Issuer is not required to file such reports, it will, upon the request of any Holder or beneficial owner of Registrable Notes, make available such information necessary to permit sales pursuant to Rule 144A under the Securities Act. The Issuer further covenants that for so long as any Registrable Notes remain outstanding it will take such further action as any Holder of Registrable Notes may reasonably request from time to time to enable such Holder to sell Registrable Notes without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144(k) and Rule 144A under the Securities Act, as such Rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission.

Section 9.  Underwritten Registrations.

If any of the Registrable Notes covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Holders of a majority in aggregate principal amount of such Registrable Notes included in such offering and shall be reasonably acceptable to the Issuer.

No Holder of Registrable Notes may participate in any underwritten registration hereunder if such Holder does not (a) agree to sell such Holder’s Registrable Notes on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

Section 10.  Miscellaneous.

(a)           No Inconsistent Agreements. The Issuer has not, as of the date hereof, and shall not have, after the date of this Agreement, entered into any agreement with respect to any of its securities that is inconsistent with the rights granted to the Holders of Registrable Notes in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not conflict with and are not inconsistent with, in any material respect, the rights granted to the holders of any of the Issuer’s other issued and outstanding securities under any such agreements. The Issuer has not entered and will not enter into any agreement with respect to any of its securities which will grant to any Person piggy-back registration rights with respect to any Registration Statement.

(b)           Adjustments Affecting Registrable Notes. The Issuer shall not, directly or indirectly, take any action with respect to the Registrable Notes as a class that would adversely affect the ability of the Holders of Registrable Notes to include such Registrable Notes in a registration undertaken pursuant to this Agreement.

(c)           Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given except pursuant to a written agreement duly signed and delivered by (I) the Issuer and (II)(A) the Holders of not less than a majority in aggregate principal amount of the then outstanding Registrable Notes and (B) in circumstances that would adversely affect the Participating Broker-Dealers, the Participating Broker-Dealers holding not less than a majority in aggregate principal amount of the Exchange Notes held by all Participating Broker-Dealers; provided, however, that Section 7 and this Section 10(c) may not be amended, modified or supplemented except pursuant to a written agreement duly signed and delivered by the Issuer and each Holder and each Participating Broker-Dealer (including any Person who was a Holder or Participating Broker-Dealer of Registrable Notes or Exchange Notes, as the case may be, disposed of pursuant to any Registration Statement) affected by any such amendment, modification, supplement or waiver. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Notes whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Registrable Notes may be given by Holders of at least a majority in aggregate principal amount of the Registrable Notes being sold pursuant to such Registration Statement.

(d)           Notices. All notices and other communications (including, without limitation, any notices or other communications to the Trustee) provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, next-day air courier or telecopier:

(1)           if to a Holder of the Registrable Notes or any Participating Broker-Dealer, at the most current address of such Holder or Participating Broker-Dealer, as the case may be, set forth on the records of the registrar under the Indenture.

(2)           if to the Issuer, at the address as follows:

Energy XXI Gulf Coast, Inc.
Suite 2626
1021 Main
Houston, Texas 77002
Telephone: 713-351-3000
Facsimile: 713-351-3300
Attention: David West Griffin, Chief Financial Officer

(3)           if to the Purchasers, at the addresses contained in their signature pages.  Trustee:

All such notices and communications shall be deemed to have been duly given:  when delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged by the recipient’s telecopier machine, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address and in the manner specified in such Indenture.

(e)           Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, the Holders and the Participating Broker-Dealers; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign holds Registrable Notes.

(f)           Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(g)           Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(h)           Governing Law; Jurisdiction; Jury Trial. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York. Each party hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereby irrevocably waives any right it may have, and agrees not to request, a jury trial for the adjudication of any dispute hereunder or in connection with or arising out of this Agreement or any transaction contemplated hereby.

(i)           Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(j)           Securities Held by the Issuer or Its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Notes is required hereunder, Registrable Notes held by the Issuer or any of its affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

(k)           Third-Party Beneficiaries. Holders and beneficial owners of Registrable Notes and Participating Broker-Dealers are intended third-party beneficiaries of this Agreement, and this Agreement may be enforced by such Persons. No other Person is intended to be, or shall be construed as, a third-party beneficiary of this Agreement, except as set forth in Section 7 hereof.

(l)           Attorneys’ Fees. As between the parties to this Agreement, in any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys’ fees actually incurred in addition to its costs and expenses and any other available remedy.

(m)           Remedies. The Issuers acknowledge and agree that any failure by the Issuers to comply with their respective obligations under this Agreement may result in material irreparable injury to the Initial Purchasers, the Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers, the Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Issuers’ obligations under this Agreement. The Issuers further agree to waive the defense in any action for specific performance that a remedy at law would be adequate. Notwithstanding the foregoing, the parties agree that the sole monetary damages payable for a violation of the terms of this Agreement shall be such Liquidated Damages.

(n)           Entire Agreement. This Agreement, together with the Purchase Agreement, the Work Letter (as defined in the Purchase Agreement), any commitment letters between the Company and any Purchaser, and the Indenture, is intended by the parties as a final and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and any and all prior oral or written agreements, representations, or warranties, contracts, understandings, correspondence, conversations and memoranda between the Holders on the one hand and the Issuer on the other, or between or among any agents, representatives, parents, subsidiaries, affiliates, predecessors in interest or successors in interest with respect to the subject matter hereof and thereof are merged herein and replaced hereby.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ENERGY XXI GULF COAST, INC., as Issuer

By:	/s/ Ben Marchive
Name: Ben Marchive
Title: President

ENERGY XXI USA, INC., as Guarantor

By:	/s/ David West Griffin
Name: West Griffin
Title: Chief Financial Officer

ENERGY XXI (BERMUDA) LIMITED, as Guarantor

By:	/s/ David West Griffin
Name: David West Griffin
Title: Chief Financial Officer

ENERGY XXI TEXAS, LP, as Guarantor

By:	/s/ Ben Marchive
Name: Ben Marchive
Title: President

ENERGY XXI TEXAS GP, LLC, as Guarantor

By:	/s/ Ben Marchive
Name: Ben Marchive
Title: President

ENERGY XXI GOM, LLC, as Guarantor

By:	/s/ Ben Marchive
Name: Ben Marchive
Title: President

PURCHASER

LATIGO PARTNERS, L.P.,
SEG LATIGO ADVISORS, L.P.,

By:	/s/ David Ford
Name: David Ford Title: Partner

PURCHASER

MOUNT KELLETT MASTER FUND II, LP

By: Mount Kellett Capital Partners GP LLC

By:	/s/ Stuart D. Freedman
Name: Stuart D. Freedman Title: Authorized Signatory

PURCHASER

MSD ENERGY INVESTMENTS, L.P.

By:	/s/ Marc Lisker
Name: Marc Lisker Title: General Counsel

PURCHASER

SENATOR GLOBAL OPPORTUNITY FUND LP

By Senator GP LLC, its General Partner

By:	/s/ Edward Larmann
Name: Edward Larmann Title: Chief Financial Officer

PURCHASER

SENATOR GLOBAL OPPORTUNITY INTERMEDIATE FUND LP

By Senator GP LLC, its general partner

By:	/s/ Edward Larmann
Name: Edward Larmann Title: Chief Financial Officer

PURCHASER

SOF INVESTMENTS, L.P.

By:	/s/ Marc Lisker
Name: Marc Lisker Title: General Counsel

PURCHASER

FAIRFAX COUNTY RETIREMENT SYSTEM

By: Post Advisory Group as Investment Manager

By:	/s/ Allen Schweitzer
Name: Allen Schweitzer Title: Chief Investment Officer

PURCHASER

VERMONT STATE EMPLOYEES RETIREMENT

By: Post Advisory Group as Investment Manager

By:	/s/ Allen Schweitzer
Name: Allen Schweitzer Title: Chief Investment Officer

PURCHASER

VIRGINIA RETIREMENT SYSTEM

By: Post Advisory Group as Investment Manager

By:	/s/ Allen Schweitzer
Name: Allen Schweitzer Title: Chief Investment Officer

PURCHASER

UNIVERSITY OF PENNSYLVANIA

By: Post Advisory Group as Investment Manager

By:	/s/ Allen Schweitzer
Name: Allen Schweitzer Title: Chief Investment Officer

PURCHASER

UBS LWC INSTITUTIONAL SICAU ALPHA CHOICE

By: Post Advisory Group as Investment Manager

By:	/s/ Allen Schweitzer
Name: Allen Schweitzer Title: Chief Investment Officer

PURCHASER

UBS ALPHA CHOICE FUND LIMITED

By: Post Advisory Group as Investment Manager

By:	/s/ Allen Schweitzer
Name: Allen Schweitzer Title: Chief Investment Officer

PURCHASER

TEXAS COUNTY & DISTRICT RETIREMENT

By: Post Advisory Group as Investment Manager

By:	/s/ Allen Schweitzer
Name: Allen Schweitzer Title: Chief Investment Officer

PURCHASER

POST TRADITIONAL HIGH YIELD FUND LP

By: Post Advisory Group as Investment Manager

By:	/s/ Allen Schweitzer
Name: Allen Schweitzer Title: Chief Investment Officer

PURCHASER

TIMKEN COMPANY COLLECTIVE INVESTMENT TRUST FOR RETIREMENT

By: Post Advisory Group as Investment Manager

By:	/s/ Allen Schweitzer
Name: Allen Schweitzer Title: Chief Investment Officer

PURCHASER

TACOMA EMPLOYEES RETIREMENT SYSTEM

By: Post Advisory Group as Investment Manager

By:	/s/ Allen Schweitzer
Name: Allen Schweitzer Title: Chief Investment Officer

PURCHASER

STICHT BEDRIPENS METALEKTRO

By: Post Advisory Group as Investment Manager

By:	/s/ Allen Schweitzer
Name: Allen Schweitzer Title: Chief Investment Officer

PURCHASER

STATE OF NEW JERSEY

By: Post Advisory Group as Investment Manager

By:	/s/ Allen Schweitzer
Name: Allen Schweitzer Title: Chief Investment Officer

PURCHASER

SMS ALLIANZGI-FONDS DREDOLE DENTUS US HY

By: Post Advisory Group as Investment Manager

By:	/s/ Allen Schweitzer
Name: Allen Schweitzer Title: Chief Investment Officer

PURCHASER

QWEST PENSION TRUST

By: Post Advisory Group as Investment Manager

By:	/s/ Allen Schweitzer
Name: Allen Schweitzer Title: Chief Investment Officer

PURCHASER

PMT STICHTING PENSIOENFONDS VOOR DE MET

By: Post Advisory Group as Investment Manager

By:	/s/ Allen Schweitzer
Name: Allen Schweitzer Title: Chief Investment Officer

PURCHASER

OHIO PUBLIC EMPLOYEES RETIREMENT SYSTEM

By: Post Advisory Group as Investment Manager

By:	/s/ Allen Schweitzer
Name: Allen Schweitzer Title: Chief Investment Officer

PURCHASER

NATION TELECOM COOP ASSN

By: Post Advisory Group as Investment Manager

By:	/s/ Allen Schweitzer
Name: Allen Schweitzer Title: Chief Investment Officer

PURCHASER

NATIONAL RAILROAD

By: Post Advisory Group as Investment Manager

By:	/s/ Allen Schweitzer
Name: Allen Schweitzer Title: Chief Investment Officer

PURCHASER

W.M. KECK FOUNDATION

By: Post Advisory Group as Investment Manager

By:	/s/ Allen Schweitzer
Name: Allen Schweitzer Title: Chief Investment Officer

PURCHASER

IKANO FUND MANAGEMENT

By: Post Advisory Group as Investment Manager

By:	/s/ Allen Schweitzer
Name: Allen Schweitzer Title: Chief Investment Officer

PURCHASER

POST HIGH YIELD PLUS MASTER FUND

By: Post Advisory Group as Investment Manager

By:	/s/ Allen Schweitzer
Name: Allen Schweitzer Title: Chief Investment Officer

PURCHASER

INVESTERINGSFORENINGEN GUDME RAASCHOU

By: Post Advisory Group as Investment Manager

By:	/s/ Allen Schweitzer
Name: Allen Schweitzer Title: Chief Investment Officer

PURCHASER

GERVENE REKEN BEROEPSVERVOER

By: Post Advisory Group as Investment Manager

By:	/s/ Allen Schweitzer
Name: Allen Schweitzer Title: Chief Investment Officer